Exhibit 107

Calculation of Filing Fee Tables

Post-Effective Amendment to Form S-3

(Form Type)

Provention Bio, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share		(1)	(2)	(3)

	Equity	Preferred Stock, par value $0.0001 per share		(1)	(2)	(3)

	Debt	Debt Securities		(1)	(2)	(3)

	Other	Warrants		(1)	(2)	(3)

	Other	Units		(1)	(2)	(3)

	Unallocated (universal) shelf		457(o)	(1)	(2)	(3)

	Equity	Common Stock, par value $0.0001 per share	457(o)	(1)	(2)	$300,000,000	0.0000927	$27,810

Fees Previously Paid	Equity	Common Stock, par value $0.0001 per share	457(o)			$150,000,000	0.0001091	$16,365	(4)

	Total Offering Amounts						$300,000,000	$27,810

	Total Fees Previously Paid							$11,445	(4)

	Total Fee Offsets							—

	Net Fee Due							$11,445	(4)

(1)	The registrant is registering hereby an unspecified principal amount or number and offering price of securities of each identified class as may be offered, from time to time, hereunder, along with an indeterminate principal amount or number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issued upon conversion, exercise or exchange of other securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $300,000,000.

(4)	The $300,000,000 of securities registered pursuant to this registration statement includes $150,000,000 of shares of common stock (the “Unsold Shares”) registered pursuant to Registration Statement No. 333-252045 which became effective on February 26, 2021. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, $16,365.00 of the filing fees previously paid in connection with the Unsold Shares will continue to be applied to the Unsold Shares.